   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 2000
                                                 REGISTRATION NO. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                               HEXCEL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                   DELAWARE
                       (State or Other Jurisdiction of
                        Incorporation or Organization)


                                  94-1109521
                              (I.R.S. Employer
                             Identification No.)
                         ----------------------------

                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
               (Address of Principal Executive Offices) (Zip Code)

                             -----------------------

                HEXCEL CORPORATION MANAGEMENT STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                             -----------------------

                              IRA J. KRAKOWER, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               HEXCEL CORPORATION
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
                                 (203) 969-0666
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                            COPIES TO: KIRK FORBECK
                            CHIEF ACCOUNTING OFFICER
                               HEXCEL CORPORATION
                               11711 DUBLIN BLVD.
                            DUBLIN, CALIFORNIA 94568
                                 (925) 551-4900

                             -----------------------
                                           CALCULATION OF REGISTRATION FEE


======================== ====================== ====================== ====================== ======================
       Title of              Amount to be         Proposed Maximum       Proposed Maximum           Amount of
   Securities to be         Registered (1)         Offering Price            Aggregate          Registration Fee
      Registered                                    Per Share(2)         Offering Price(2)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

Common Stock, par            200,000                $13.63               $2,726,000           $720
value $0.01 per share
======================== ====================== ====================== ====================== ======================


(1) This registration statement (this "Registration Statement") covers additional shares of Common Stock of Hexcel Corporation (the "Registrant") which may be offered or sold from time to time pursuant to the Hexcel Corporation Management Stock Purchase Plan (as amended, the "Plan"). By virtue of an amendment to the Plan, the number of shares issuable thereunder was increased by 200,000 shares. Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of the Registrant's Common Stock as may be issuable pursuant to the antidilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee. The aggregate offering price has been computed pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange Composite Tape on September 19, 2000, within five business days prior to filing.

                  The Registrant has previously registered an aggregate of 297,020 shares of its Common Stock, $0.01 par value, issuable under the Hexcel Corporation Management Stock Purchase Plan (as amended, the "Plan"). This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register an additional 200,000 shares issuable under the Plan. The Registrant hereby incorporates by reference Registrant's previous Form S-8 Registration Statement (File No. 333-83747) relating to the Plan, as filed with the Securities and Exchange Commission (the "Commission") on July 26, 1999.

ITEM 8.  EXHIBITS.

                  4.1 Restated Certificate of Incorporation of the Registrant dated June 3, 1996 (filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated July 9, 1996, Registration No. 1-08472 and incorporated herein by reference).

                  4.2 Restated By-laws of the Registrant dated May 23, 1996 (filed as Exhibit 2 to the Registrant's Registration Statement on Form 8-A dated July 9, 1996 and incorporated herein by reference).

                  4.3 Hexcel Corporation Management Stock Purchase Plan, as amended and restated on February 3, 2000 (incorporated herein by reference to Annex B to the Registrant's Proxy Statement dated March 31, 2000).

                  5.1 Opinion of Ira J. Krakower, General Counsel of Hexcel Corporation, regarding legality of Common Stock covered by this Registration Statement.

                  99.1     Consent of PricewaterhouseCoopers LLP.

                  99.2     Consent of Ira J. Krakower (included in Exhibit 5.1).

                  24.1 Power of Attorney (included on the signature page of this Registration Statement).

                  99.1 Registration Statement on Form S-8, Registration No. 333-83747, relating to the Hexcel Corporation Management Stock Purchase Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, File No. 333-83747, dated July 26, 1999).

                  99.2 Strategic Alliance Agreement dated as of September 29, 1995 among Hexcel Corporation, Ciba-Geigy Limited and Ciba-Geigy Corporation (incorporated herein by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K dated as of October 13, 1995).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 22nd day of September, 2000.

                                     HEXCEL CORPORATION
                                     (Registrant)

                                     By:      /S/ IRA J. KRAKOWER
                                     Ira J. Krakower
                                     Senior Vice President, General Counsel
                                     and Secretary

                  KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ira J. Krakower, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.



SIGNATURE                                   TITLE                                       DATE


/s/ JOHN J. LEE                             Chief Executive Officer; Director           September 22, 2000
-----------------------------
John J. Lee

/s/ HAROLD E. KINNE                         President; Chief Operating Officer;         September 22, 2000
-----------------------------               Director
Harold E. Kinne

/s/ STEPHEN C. FORSYTH                      Executive Vice President; Chief             September 22, 2000
-----------------------------
Stephen C. Forsyth                          Financial Officer

/s/ KIRK FORBECK                            Controller; Principal Accounting            September 22, 2000
-----------------------------
Kirk Forbeck                                Officer

/s/ ROBERT S. EVANS                         Director                                    September 22, 2000
-----------------------------
Robert S. Evans

/s/ MARSHALL S. GELLER                      Director                                    September 22, 2000
-----------------------------
Marshall S. Geller

/s/ WALTER D. HOSP                          Director                                    September 22, 2000
-----------------------------
Walter D. Hosp

/s/ JOHN J. MCGRAW                          Director                                    September 22, 2000
-----------------------------
John J. McGraw

/s/ MARTIN RIEDIKER                         Director                                    September 22, 2000
-----------------------------
Martin Riediker

/s/ LEWIS RUBIN                             Director                                    September 22, 2000
-----------------------------
Lewis Rubin

/s/ MARTIN SOLOMON                           Director                                    September 22, 2000
-----------------------------
Martin Solomon


                                  EXHIBIT INDEX



EXHIBIT


4.1      Restated Certificate of Incorporation of the Registrant dated June 3,
         1996 (filed as Exhibit 1 to the Registrant's Registration Statement on
         Form 8-A dated July 9, 1996 and incorporated herein by reference).

4.2      Restated By-laws of the Registrant dated May 23, 1996 (filed as
         Exhibit 2 to the Registrant's Registration Statement on Form
         8-A dated July 9, 1996 and incorporated herein by reference).

4.3 Hexcel Corporation Management Stock Purchase Plan, as amended and restated on February 3, 2000 (incorporated herein by reference to Annex
         B to the Registrant's Proxy Statement dated March 31, 2000).

5.1 Opinion of Ira J. Krakower, General Counsel of Hexcel Corporation, regarding legality of Common Stock covered by this Registration
         Statement.

99.1     Consent of PricewaterhouseCoopers LLP.

99.2     Consent of Ira J. Krakower (included in Exhibit 5.1).

99.1     Power of Attorney (included on the signature page of this Registration
         Statement).

99.1     Registration Statement on Form S-8 dated July 26, 1999, Registration
         No. 333-83747, relating to the Hexcel Corporation Management Stock
         Purchase Plan (incorporated herein by reference to Registrant's Form
         S-8 Registration Statement, Registration No. 333-83747, dated July 26,
         1999).

99.2     Strategic Alliance Agreement dated as of September 29, 1995 among
         Hexcel Corporation, Ciba-Geigy Limited and Ciba-Geigy Corporation
         (incorporated herein by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K dated as of October 13, 1995).
